Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-118153) of BB&T Corporation of our report dated June 14, 2007, relating to the financial statements of the BB&T Corporation 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Charlotte, NC
June 22, 2007